Exhibit 5.1

Mourant Ozannes 5th Floor Waters Edge Building Meridian Plaza Road Town Tortola, British Virgin Islands T +1 284 852 1700 F +1 284 852 1799

YA II PN, Ltd.

1012 Springfield Avenue

Mountainside, NJ 07092

United States of America

(the Addressee)

Date | 19 July 2021

Our ref | 8053989/81254206/2

Dear Sir/Madam

ReTo Eco-Solutions, Inc. (the Company)

We have acted as the British Virgin Islands legal advisers to the Company in connection with the Documents (defined below).

This is our legal opinion relating to the Company and the Documents.

This opinion is given on the basis that each Document has been executed by each party to it in substantially the same form as the last draft examined by us.

1.	Documents, searches and definitions

1.1	We have reviewed a copy of each of the following documents for the purposes of this opinion:

(a)	a securities purchase agreement dated 6 July 2021 between the Company and YA II PN, Ltd. (YA II) as buyer;

(b)	a registration rights agreement dated 6 July 2021 between the Company and YA II as holder;

(c)	a convertible debenture dated 6 July 2021 issued by the Company in favour of YA II as holder;

(d)	the Company's certificate of incorporation and memorandum and articles of association (the M&A) obtained from the Company Search (defined below);

(e)	the resolutions in writing of the directors of the Company passed on 6 July 2021 (the Director Resolutions);

(f)	a certificate of the Company's registered agent dated 19 July 2021 (the Registered Agent's Certificate), a copy of which provided to us by the Company;

(g)	a certificate of good standing for the Company dated 13 July 2021 issued by the Registrar (the Certificate of Good Standing); and

(h)	a copy of the Company's register of members (the Register of Members) and register of directors (the Register of Directors) provided to us by the Company.

Mourant Ozannes is a British Virgin Islands partnership

BVI | CAYMAN ISLANDS | GUERNSEY | HONG KONG | JERSEY | LONDON	mourant.com

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1.2	We have carried out the following searches (together, the Searches) in relation to the Company:

(a)	a search of the records maintained by the Registrar that were on file and available for public inspection on 16 July 2021 (the Company Search); and

(b)	a search of the records of proceedings in the BVI Courts (defined below) available for public inspection contained in the judicial enforcement management system (the electronic register of proceedings) maintained at the registry of the High Court of Justice of the Virgin Islands (the High Court) on 16 July 2021 (the High Court Search).

1.3	In this opinion:

(a)	agreement includes an agreement, deed or other instrument;

(b)	BVI means the territory of the British Virgin Islands;

(c)	BVI Courts means the Eastern Caribbean Supreme Court, Court of Appeal (Virgin Islands) and the High Court (Civil and Commercial Divisions), and BVI Court means any of them;

(d)	Companies Act means the BVI Business Companies Act 2004;

(e)	Company Records means the Company's M&A, the Certificate of Incorporation, the Register of Directors, the Register of Members, the Certificate of Good Standing and the Registered Agent's Certificate;

(f)	Documents means the documents listed in paragraphs 1.1(a) to 1.1(c) above, and Document means any of them;

(g)	execute and its other grammatical forms mean (unless the context requires otherwise) that a document has been signed, dated and unconditionally delivered;

(h)	Insolvency Act means the Insolvency Act 2003;

(i)	Registrar means the Registrar of Corporate Affairs appointed under the Companies Act; and

(j)	signed means that a document has been duly signed or sealed.

2.	Assumptions

We have assumed (and have not independently verified) that:

2.1	each document examined by us:

(a)	whether it is an original or copy, is (along with any date, signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect; and

(b)	was (where it was executed after we reviewed it) executed in materially the same form as the last draft of that document examined by us;

2.2	where we have only been sent a copy of the signed signature pages of any Document, each party to that Document has unconditionally delivered the entire document (including its signed signature page) in materially the same form as the last draft of that Document examined by us;

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2.3	any corporate director of the Company has:

(a)	any licence, permit or other authorisation necessary under any applicable laws to allow it to lawfully act as a director of the Company;

(b)	taken all necessary corporate action to authorise it to act as a director of the Company; and

(c)	duly appointed any person who acted as its representative in connection with the Director Resolutions and the transactions contemplated by them;

2.4	in causing the Company to enter into each Document, each director of the Company:

(a)	acted honestly, in good faith and in what the director believed to be the best interests of the Company;

(b)	exercised the director's powers as a director for a proper purpose; and

(c)	exercised the care, diligence and skill that a reasonable director would exercise in the same circumstances;

2.5	each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by each Document in accordance with the Company's M&A and the Companies Act;

2.6	the Director Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded;

2.7	each document examined by us that has been signed by the Company:

(a)	has been signed by the person(s) authorised by the Company to sign it;

(b)	(where any signatory is a body corporate) it has been signed in accordance with that body corporate's constitution and then current signing authorities; and

(c)	has been dated and unconditionally delivered by the Company;

2.8	there are no documents or arrangements to which the Company is party or resolutions of the Company's director or shareholders that conflict with, or would be breached by, or which prohibit the Company's entry into, or performance of its obligations under, any Document;

2.9	the Company is not insolvent (as defined in the Insolvency Act) and will not become insolvent as a result of executing, or performing its obligations under, any Document and no steps have been taken, or resolutions passed, to appoint a liquidator of the Company or appoint a receiver in respect of the Company or any of its assets;

2.10	the transactions contemplated by the Documents will not involve it selling, transferring, leasing, exchanging or otherwise disposing of more than 50 per cent in value of its assets otherwise than in the usual or regular course of its business;

2.11	the Company is not carrying on any financial services business (as defined in the Financial Services Commission Act 2001);

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2.12	neither the Company nor any of its subsidiaries has an interest in any land in the BVI or in any shares, debt obligations or other securities of any body corporate which has an interest in land in the BVI;

2.13	the Company is not, nor is it owned or controlled directly or indirectly by, a state or sovereign entity;

2.14	each party to each Document (other than, as a matter of the laws of the BVI, the Company) has:

(a)	the capacity and power;

(b)	taken all necessary action; and

(c)	obtained or made all necessary agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any agreement binding upon it), to execute, and perform its obligations under, that Document;

2.15	each Document has been authorised and executed by each party to it (other than, as a matter of the laws of the BVI, the Company);

2.16	the obligations of each party under each Document to which it is party are legal, valid, binding and enforceable under all applicable laws other than the laws of the BVI;

2.17	none of our opinions will be affected by the laws or public policy of any foreign jurisdiction;

2.18	the choice of the governing law of each Document has been made in good faith;

2.19	the Addressee will not carry out any of its obligations under any Document in, or from within, the BVI;

2.20	in relation to the Searches:

(a)	all public records of the Company we have examined are complete and accurate;

(b)	all filings required to be made in relation to the Company with the Registrar have been made and there was no information which had been filed that did not appear on the records of the Company at the time of the Company Search; and

(c)	the information disclosed by the Searches was at the time of each search, and continues to be, accurate and complete; and

2.21	the Company Records were and remain at the date of this opinion accurate and complete

3.	Opinion

Subject to the assumptions, observations, qualifications and limitations set out in this opinion, and to matters not disclosed to us, we are of the following opinion.

3.1	Status: the Company is registered under the Companies Act, validly exists under the laws of the BVI and is of good standing with the Registrar. The Company is of good standing on the date of issue of the Certificate of Good Standing if it:

(a)	is listed on the register of companies maintained by the Registrar;

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(b)	has paid to the Registrar all fees, annual fees and penalties due and payable; and

(c)	has filed with the Registrar a copy of its register of directors which is complete (to the satisfaction of the Registrar as to the requisite information relating to each director and is properly filed) or is not yet due to file its register of directors with the Registrar.

3.2	Power, capacity and authorisation: the Company has the corporate power and capacity to enter into, and perform its obligations under, each Document and has taken the necessary corporate action to authorise its execution of, and performance of its obligations under, that Document.

3.3	No breach: the Company's execution of, and performance of its obligations under, each Document do not breach its M&A or any law or regulation of general application in the BVI.

3.4	No consents: no consent, licence, authorisation, permit, registration or approval of any governmental, administrative or judicial agency or authority of the BVI is required for the Company to execute, or perform its obligations under, any Document.

3.5	Due execution: each Document has been signed on behalf of the Company.

3.6	Legal validity: the Company's obligations under each Document are legal, valid, binding and enforceable.

3.7	Registration requirements: it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence, of any Document that it be filed, recorded or registered at any governmental, administrative or other authority or court in the BVI.

3.8	No fees or stamp duty: there is no registration fee, stamp duty or other documentary charge required to be paid in the BVI in relation to any Document.

3.9	Choice of law: if an action relating to any Document is commenced in the BVI Courts, the BVI Courts will:

(a)	uphold, as a valid choice of law, the law selected in that Document to govern it; and

(b)	(where a Document is governed by foreign law, upon proof of the relevant provisions of that law) apply that law.

3.10	Submission to jurisdiction: where the Company has submitted to the jurisdiction of the courts specified in a Document, its submission is valid and binding.

3.11	No immunity: the Company is not entitled to claim immunity from any suit, execution, attachment or other process in the BVI on the grounds of sovereignty.

3.12	Foreign judgments (common law): a judgment of a court of the State of New York (the Foreign Court) is not capable of being registered and enforced as a judgment of the High Court under the Reciprocal Enforcement of Judgments Act (Cap 65). However, a final and conclusive judgment for a definitive sum obtained against the Company in the Foreign Court will be recognised by the High Court as a cause of action for a debt and may be sued upon without re-examination of the issues if:

(a)	the Foreign Court had jurisdiction in the matter;

(b)	the Company either submitted to the jurisdiction of the Foreign Court or was resident and carrying on business in the jurisdiction and was duly served with process;

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(c)	the judgment was not obtained by fraud;

(d)	the judgment was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations imposed on the Company;

(e)	recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and

(f)	the proceedings under which the judgment was obtained were not contrary to the principles of natural justice.

3.13	High Court Search: the High Court Search does not show any actions or petitions pending against the Company in the BVI Courts at the time of our search.

4.	Qualifications and observations

This opinion is subject to the following qualifications and observations.

4.1	This opinion is subject to all laws relating to bankruptcy, dissolution, insolvency, reorganisation, liquidation, moratorium, court schemes and other laws and legal procedures of general application affecting or relating to the rights of creditors.

4.2	When the term enforceable or binding is used in paragraph 3 (Opinion) of our opinion, it means that an obligation is of a type that the BVI Courts will enforce. It does not mean that the obligation will necessarily be enforced in all circumstances or in accordance with its terms or that any particular remedy will be available. In particular, but without limitation:

(a)	enforcement may be prevented by statutory provisions relating to the setting aside of unfair preferences, undervalue transactions, voidable floating charges, extortionate credit transactions and disclaiming of onerous property;

(b)	enforcement may be limited by general principles of equity (for example, equitable remedies like specific performance and injunction are discretionary and may not be available where damages are considered to be an adequate remedy);

(c)	enforcement of obligations may be invalidated by reason of duress, fraud, misrepresentation, mistake or undue influence;

(d)	contractual provisions that require a defaulting party to pay a sum that is out of all proportion to the innocent party's legitimate interest in the agreement being performed or which seek to punish a defaulting party may be held to be unenforceable on the ground that they constitute penalties;

(e)	provisions in an agreement or in a BVI company's memorandum or articles of association that fetter any statutory power may not be enforceable;

(f)	the BVI Courts will not enforce the terms of an agreement if:

(i)	they are, or their performance would be, illegal or contrary to public policy in the BVI or in any other jurisdiction; or

(ii)	they would conflict with or breach applicable sanctions or exchange control regulations;

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(g)	the BVI Courts may not enforce the terms of an agreement:

(i)	for the payment or reimbursement of, or indemnity against, the costs of enforcement (actual or contemplated) or of litigation brought before the BVI Courts or foreign courts or where the BVI Courts or foreign courts have themselves made an order for costs;

(ii)	that constitute an agreement to negotiate or an agreement to agree;

(iii)	that would involve the enforcement of any foreign revenue, penal or other public laws or an indemnity in respect of any of these laws;

(iv)	that seek to exclude the jurisdiction of the BVI Courts;

(v)	that relate to confidentiality (which may be overridden by the requirements of legal process);

(vi)	that provide that any of the terms of that agreement can only be amended or waived in writing (and not orally or by course of conduct); or

(vii)	that permit the severance of illegal, invalid or unenforceable terms;

(h)	a judgment of a BVI Court or a foreign court given in respect of contractual obligations may be held to supersede them (so they may not survive the judgment even if expressed to do so);

(i)	the BVI Courts may refuse to allow unjust enrichment;

(j)	claims may become time barred or may be subject to rights and defences of abatement, acquiescence, counter-claim, estoppel, frustration, laches, set-off, waiver and similar defences;

(k)	the effectiveness of terms that seek to exclude or limit a liability or duty otherwise owed, or to indemnify a person in respect of a loss caused by the act or omission of that person, may be limited by law; and

(l)	where any party to an agreement is party to it in more than one capacity that party may not be able to enforce obligations owed by it to itself.

4.3	A person who is not party to an agreement governed by BVI law does not generally have the right to enforce the terms of the agreement where the agreement expressly seeks to create that right or to confer a benefit on that person.

4.4	Where a director fails, in accordance with the Companies Act, to disclose an interest in a transaction entered into by a BVI company, the transaction is voidable.

4.5	The BVI Courts may:

(a)	hold that despite any term of an agreement to the contrary:

(i)	any certificate, calculation, determination or designation of any party to the agreement is not conclusive, final and/or binding;

(ii)	any person exercising any discretion, judgment or opinion under the agreement must act in good faith and in a reasonable manner; and

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(iii)	any power conferred by the agreement on one party to require another party to execute any documents or do any things the first party requires must be exercised reasonably; and

(b)	imply terms (for example, good faith between parties in relation to the performance of obligations) into an agreement governed by BVI law.

4.6	Where a foreign law is expressly selected to govern an agreement:

(a)	matters of procedure upon enforcement of the agreement and assessment or quantification of damages will be determined by the BVI Courts in accordance with BVI law;

(b)	the proprietary effects of the agreement may be determined by the BVI Courts in accordance with the domestic law of the place where the relevant property is taken to be located;

(c)	the mode of performance of the agreement may be determined by the BVI Courts in accordance with the law of the place of performance; and

(d)	that law may not be applied by the BVI Courts to non-contractual obligations arising out of the agreement (even if it is expressly selected to do so).

4.7	The BVI Courts may:

(a)	stay or set aside proceedings where:

(i)	there is a more appropriate forum than the BVI where the action should be heard;

(ii)	earlier or concurrent proceedings have been commenced outside the BVI; or

(iii)	there has already been a final and conclusive judgment given on the merits by a foreign court of competent jurisdiction according to BVI conflicts of laws rules; and

(b)	grant injunctions restraining the commencement or continuance of proceedings outside the BVI.

4.8	Where a Document is expressed to take effect prior to the date on which it was executed by the parties to it:

(a)	the rights and obligations of the parties under that Document will only come into effect once that Document is executed; and

(b)	the parties may agree (as a matter of contract between themselves only) that their rights and obligations under that Document will take effect prior to that date.

However, in relation to third parties, that Document only takes effect from the date on which it was executed.

4.9	The Company Search will not reveal any document which has not been filed with the Registrar or which was filed but was not registered or did not appear on the Company's file at the time of the Company Search.

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4.10	The High Court Search will not reveal (among other things) if there are any:

(a)	proceedings or appointments that have not been filed or that have been filed but have not been recorded in the High Court's judicial enforcement management system or that have been filed but did not appear on the High Court's judicial enforcement management system at the time of the High Court Search;

(b)	proceedings commenced prior to 1 January 2000 if no document has been filed since that date;

(c)	proceedings against the Company that have been threatened but not filed;

(d)	files that have been sealed pursuant to a court order; or

(e)	arbitration proceedings in which the Company is a defendant or respondent.

4.11	The Insolvency Act requires a receiver appointed in respect of a BVI company (or any of its assets) to file a notice of appointment with the Registrar and (if the company is or has been a regulated person (as defined in the Insolvency Act)) with the British Virgin Islands Financial Services Commission. If the receiver fails to do so, the receiver will be guilty of an offence and liable to a fine. This does not, however, invalidate the receiver's appointment.

4.12	Where an appointment of an attorney is expressed to be irrevocable, the appointment will only be irrevocable where it is given:

(a)	by way of deed or for valuable consideration to secure a proprietary interest of, or the performance of an obligation owed to, the attorney;

(b)	for valuable consideration whether or not given by way of deed; or

(c)	for a fixed period of time not exceeding one year, during that fixed period of time, whether or not given by way of deed or for valuable consideration.

5.	Limitations

5.1	This opinion is limited to the matters expressly stated in it and it is given solely in connection with the Company's entry into the Documents.

5.2	For the purposes of this opinion, we have only examined the documents listed in paragraph 1.1 above and carried out the Searches. We have not examined any term or document incorporated by reference, or otherwise referred to, whether in whole or part, in any Document and we offer no opinion on any such term or document.

5.3	We offer no opinion:

(a)	on whether the commercial terms of any Document reflect or achieve the intentions of the parties (unless otherwise expressly stated in this opinion);

(b)	on any factual statement, representation or warranty made or given in any Document unless otherwise expressly stated in this opinion;

(c)	as to whether the parties to any Document will be able to perform their obligations under it; or

(d)	as to the title or interest of any party to or in, or the existence or value of, any property or collateral the subject of any Document.

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5.4	We have made no investigation of, and express no opinion with respect to, the laws of any jurisdiction other than the BVI or the effect of any Document under those laws. In particular, we express no opinion as to the meaning or effect of any foreign statutes referred to in any Document.

5.5	We assume no obligation to advise the Addressee (or any person we give consent to rely on this opinion) in relation to changes of fact or law that may have a bearing on the continuing accuracy of this opinion.

6.	Governing law

This opinion, and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, BVI laws in force on the date of this opinion.

7.	Reliance

7.1	This opinion is only addressed to, and for the benefit of, the Addressee. Except as permitted by paragraph 7.2 below, it may not, without our prior written consent, be disclosed to, used or relied upon by, any other person.

7.2	Subject to paragraph 7.3 below, we consent to a copy of this opinion being disclosed to:

(a)	the professional advisers of the Addressee (acting in that capacity);

(b)	any person to whom the Addressee is required to disclose a copy of this opinion:

(i)	by any applicable law or court order;

(ii)	under the rules or regulations of any regulatory authority; or

(iii)	in connection with any judicial proceedings.

7.3	Our consent to a copy of this opinion being disclosed to any person mentioned in paragraph 7.2 above is given on the basis that:

(a)	the disclosure is made solely to make that person aware that an opinion has been given and of its contents;

(b)	that person may not rely on this opinion and we do not assume any duty or liability to that person; and

(c)	in preparing this opinion we solely had regard to the interests of our client(s).

8.	Limitation of liability

8.1	We are only liable to the Addressee in connection with the contents of this opinion. Neither this opinion, nor any correspondence regarding its subject matter, creates a lawyer-client relationship between us and the Addressee or imposes any duty upon us outside the scope of this opinion.

8.2	We will only be liable once to our client and the Addressee (taken together) in respect of the same loss arising from the same fact, matter, event or circumstance giving rise to a claim in connection with this opinion.

8.3	Our maximum liability to the Addressee under this opinion is limited to US$5 million.

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Yours faithfully

/s/ Mourant Ozannes
Mourant Ozannes